Exhibit 99.1

BENCHMARK ELECTRONICS ANNOUNCES QUARTERLY CASH DIVIDEND

Second quarter 2026 cash dividend of $0.17 per share

TEMPE, AZ, June 8, 2026 – Benchmark Electronics, Inc. (NYSE: BHE) today announced that its Board of Directors declared a quarterly dividend of $0.17 per share, payable on July 10, 2026, to shareholders of record at the close of business on June 30, 2026.

About Benchmark Electronics, Inc.

Benchmark provides comprehensive solutions across the entire product lifecycle by leading through its innovative technology and engineering design services, leveraging its optimized global supply chain, and delivering world-class manufacturing services in the following industries: advanced computing and communications, aerospace and defense, industrial, medical, and semiconductor capital equipment. Benchmark operates in eight countries and its common shares trade on the New York Stock Exchange under the symbol BHE.

For More Information, Please Contact:

Paul Mansky

Sr. Director of Investor Relations and Corporate Development

Email: paul.mansky@bench.com

Phone: 623-300-7052